                                                                  EXHIBIT (b)(4)
                                                          FORM OF EXECUTION COPY


                     SECOND AMENDMENT TO CREDIT AGREEMENT

          This Second Amendment to Credit Agreement dated as of October 26, 1998 (this "Amendment"), is entered into among International Technology Corporation (the "Company"), IT Corporation ("ITC"), OHM Corporation ("OHM"), OHM Remediation Services Corp. ("OHM Remediation") and Beneco Enterprises, Inc. ("Beneco"; together with the Company, ITC, OHM and OHM Remediation, the "Borrowers") and the Lenders (as defined below) party hereto, and amends the Credit Agreement dated as of February 25, 1998, as amended and restated as of June 11, 1998 and as further amended pursuant to the First Amendment to Credit Agreement dated as of September 16, 1998 (as amended hereby and as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement") entered into among the Borrowers, the institutions from time to time party thereto as lenders (the "Lenders"), the institutions from time to time party thereto as issuing banks (the "Issuing Banks"), Citicorp USA, Inc., in its capacity as administrative agent for the Lenders and the Issuing Banks (in such capacity, the "Administrative Agent"), BankBoston, N.A., in its capacity as documentation agent for the Lenders and the Issuing Banks, and Royal Bank of Canada and Credit Lyonnais New York Branch, in their respective capacities as co-agents. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

                             W I T N E S S E T H:
                             --------------------

          WHEREAS, the Company has informed the Administrative Agent that the Company intends to acquire all of the issued and outstanding shares of the common stock of a target company previously identified to the Administrative Agent (the "Target") in a two step transaction for a purchase price of approximately $69,500,000 (the "GTI Acquisition");

          WHEREAS, the terms of the GTI Acquisition would be set forth in a definitive merger agreement and would provide for a cash tender offer (the "Tender Offer") for all outstanding shares of the common stock of the Target (the "Shares") at a purchase price of $8.25 per Share, subject to the condition that the Company acquire at least 50% of the voting power of the Target upon the closing of the Tender Offer;

          WHEREAS, following the consummation of the Tender Offer the Target would be merged into a wholly-owned Subsidiary of the Company ("GTI Merger Subsidiary"), with the Target being the surviving corporation (the "GTI Merger");

          WHEREAS, with respect to the GTI Acquisition and the transactions contemplated thereby the Company has, among other things, requested the Requisite Lenders, by amending the Credit Agreement or by otherwise providing their consent, (i) to agree that, in determining whether the Company is in compliance with clause (c) of the definition of Permitted Acquisition, the average Revolving Credit Availability for the 60 days prior to the consummation of the GTI Acquisition will be determined as if the Revolving Credit Commitments were $185,000,000 for the entire period in question, (ii) to waive compliance with (x) any requirement in the definition of Permitted Acquisition that the GTI Merger Subsidiary be the surviving corporation in its merger with the Target in order for the GTI Acquisition to constitute a Permitted Acquisition and (y) clause (e) of the definition of Permitted Acquisition in respect of the GTI Acquisition, and (iii) to amend certain financial covenants contained in Article X of the Credit Agreement;

          WHEREAS, pursuant to Section 13.07(b) of the Credit Agreement, the consent of the Requisite Lenders is required to modify the Credit Agreement as requested by the Company;

          NOW, THEREFORE, in consideration of the above premises, the Borrowers and the Lenders party hereto agree as follows:

          SECTION 1.  Amendment to the Credit Agreement.  The Credit Agreement
                      ---------------------------------
is, effective as of the Amendment Effective Date (as defined below), hereby amended as follows:

          (a) Sections 10.01 and 10.02 of the Credit Agreement are amended in their entirety to read as follows:

               10.01  Minimum Consolidated Net Worth.  The Company and its
                      ------------------------------
     Subsidiaries shall maintain a Consolidated Net Worth at all times during each period set forth below (commencing on the beginning of the first day of such period through the end of the last day of such period) in an amount not less than the minimum amount set forth opposite such period below:


Period                                                                      Minimum
------                                                                      -------

The Merger Funding Date to the last day of the First Fiscal              $210,000,000
Quarter of Fiscal Year 1999

The last day of the First Fiscal Quarter of Fiscal Year 1999             $213,600,000
to the last day of the Second Fiscal Quarter of Fiscal Year
1999

The last day of the Second Fiscal Quarter of Fiscal Year                 $217,300,000
1999 to the last day of the Third Fiscal Quarter of Fiscal
Year 1999

The last day of the Third Fiscal Quarter of Fiscal Year 1999             $222,800,000
to the last day of the Fourth Fiscal Quarter of Fiscal Year
1999

The last day of the Fourth Fiscal Quarter of Fiscal Year                 $228,200,000
1999 to the last day of the First Fiscal Quarter of Fiscal
Year 2000

Period                                                                      Minimum
------                                                                      -------

The last day of the First Fiscal Quarter of Fiscal Year 2000             $232,300,000
to the last day of the Second Fiscal Quarter of Fiscal Year
2000

The last day of the Second Fiscal Quarter of the Fiscal Year             $236,400,000
2000 to the last day of the Third Fiscal Quarter of Fiscal
Year 2000

The last day of the Third Fiscal Quarter of the Fiscal Year              $242,500,000
2000 to the last day of the Fourth Fiscal Quarter of Fiscal
Year 2000

The last day of the Fourth Fiscal Quarter of Fiscal Year                 $248,600,000
2000 to the last day of the First Fiscal Quarter of Fiscal
Year 2001

The last day of the First Fiscal Quarter of Fiscal Year 2001             $253,700,000
to the last day of the Second Fiscal Quarter of Fiscal Year
2001

The last day of the Second Fiscal Quarter of the Fiscal Year             $258,800,000
2001 to the last day of the Third Fiscal Quarter of Fiscal
Year 2001

The last day of the Third Fiscal Quarter of the Fiscal Year              $266,500,000
2001 to the last day of the Fourth Fiscal Quarter of Fiscal
Year 2001

The last day of the Fourth Fiscal Quarter of Fiscal Year                 $274,200,000
2001 to the last day of the First Fiscal Quarter of Fiscal
Year 2002

The last day of the First Fiscal Quarter of Fiscal Year 2002             $280,600,000
to the last day of the Second Fiscal Quarter of Fiscal Year
2002

The last day of the Second Fiscal Quarter of the Fiscal Year             $286,900,000
2002 to the last day of the Third Fiscal Quarter of Fiscal
Year 2002

The last day of the Third Fiscal Quarter of the Fiscal Year              $296,400,000
2002 to the last day of the Fourth Fiscal Quarter of Fiscal

Period                                                                      Minimum
------                                                                      -------
Year 2002

The last day of the Fourth Fiscal Quarter of Fiscal Year                 $306,000,000
2002 to the last day of the First Fiscal Quarter of Fiscal
Year 2003

The last day of the First Fiscal Quarter of Fiscal Year 2003             $313,600,000
to the last day of the Second Fiscal Quarter of Fiscal Year
2003

The last day of the Second Fiscal Quarter of Fiscal Year                 $321,300,000
2003 to the last day of the Third Fiscal Quarter of Fiscal
Year 2003

The last day of the Third Fiscal Quarter of Fiscal Year 2003             $332,800,000
to the last day of the Fourth Fiscal Quarter of Fiscal Year
2003

The last day of the Fourth Fiscal Quarter of Fiscal Year                 $344,300,000
2003 to the last day of the First Quarter of Fiscal Year
2004

The last day of the First Fiscal Quarter of Fiscal Year 2004             $352,600,000
to the last day of the Second Fiscal Quarter of Fiscal Year
2004

The last day of the Second Fiscal Quarter of the Fiscal Year             $360,900,000
2004 to the last day of the Third Fiscal Quarter of Fiscal
Year 2004

The last day of the Third Fiscal Quarter of Fiscal Year 2004             $373,400,000
to the last day of the Fourth Fiscal Quarter of Fiscal Year
2004

The last day of the Fourth Fiscal Quarter of Fiscal Year                 $385,800,000
2004 to the last day of the First Fiscal Quarter of Fiscal
Year 2005

The last day of the First Fiscal Quarter of Fiscal Year 2005             $395,700,000
to the last day of the Second Fiscal Quarter of Fiscal Year
2005

The last day of the Second Fiscal Quarter of Fiscal Year                 $405,500,000
2005 to the last day of the Third Fiscal Quarter of Fiscal

Period                                                                      Minimum
------                                                                      -------
Year 2005

The last day of the Third Fiscal Quarter of the Fiscal Year
2005 to the last day of the Fourth Fiscal Quarter of Fiscal              $420,300,000
Year 2005

The last day of the Fourth Fiscal Quarter of Fiscal Year                 $435,000,000
2005 to the last day of the First Fiscal Quarter of Fiscal
Year 2006

From and after the last day of the First Fiscal Quarter of               $437,900,000
Fiscal Year 2006

               10.02   Minimum Fixed Charge Coverage Ratio. The Company and its
                       -----------------------------------
     Subsidiaries shall maintain a Fixed Charge Coverage Ratio on a consolidated basis, as determined as of the end of the last day of each fiscal quarter occurring after the Merger Funding Date set forth below, for the four fiscal quarter period (or, if the period from July 1, 1998 to such day is less than four full fiscal quarters, such two or three quarter period, as applicable) ending on such day, of at least the minimum ratio set forth opposite such period:


Fiscal Quarter                                                      Minimum Ratio
--------------                                                      -------------

Fourth Fiscal Quarter of Fiscal Year 1998                            1.05 to 1.0


First Fiscal Quarter of Fiscal Year 1999                             1.40 to 1.0

Second Fiscal Quarter of Fiscal Year 1999                            1.50 to 1.0

Third Fiscal Quarter of Fiscal Year 1999                             1.50 to 1.0

Fourth Fiscal Quarter of Fiscal Year 1999                            1.60 to 1.0


First Fiscal Quarter of Fiscal Year 2000                             1.50 to 1.0

Second Fiscal Quarter of Fiscal Year 2000                            1.50 to 1.0

Third Fiscal Quarter of Fiscal Year 2000                             1.50 to 1.0

Fourth Fiscal Quarter of Fiscal Year 2000                            1.60 to 1.0


First Fiscal Quarter of Fiscal Year 2001                             1.70 to 1.0

Second Fiscal Quarter of Fiscal Year 2001                            1.80 to 1.0

Third Fiscal Quarter of Fiscal Year 2001                             1.80 to 1.0

Fourth Fiscal Quarter of Fiscal Year 2001                            1.90 to 1.0



Fiscal Quarter                                                      Minimum Ratio
--------------                                                      -------------

First Fiscal Quarter of Fiscal Year 2002 through                     1.90 to 1.0
   the Fourth Fiscal Quarter of Fiscal Year 2003

First Fiscal Quarter of Fiscal Year 2004                             2.00 to 1.0

Second Fiscal Quarter of Fiscal Year 2004                            2.00 to 1.0

Third Fiscal Quarter of Fiscal Year 2004 and each                    1.00 to 1.0
    Fiscal Quarter thereafter

               (b) Section 10.04 of the Credit Agreement is amended in its entirety to read as follows:

               10.04  Maximum Leverage Ratio. The Company and its Subsidiaries
                      ----------------------
     shall maintain a Leverage Ratio on a consolidated basis, as determined as of the end of the last day of each fiscal quarter set forth below for the four fiscal quarter period (or, if the period from July 1, 1998 to such day is less than four fiscal quarters, such two or three quarter period, as applicable) ending on such day (commencing on the beginning of the first day of such period through the end of the last day of such period) of not more than the maximum ratio set forth opposite such period:


Fiscal Quarter                                                      Maximum Ratio
--------------                                                      -------------
Fourth Fiscal Quarter of Fiscal Year 1998                            5.20 to 1.0


First Fiscal Quarter of Fiscal Year 1999                             4.40 to 1.0

Second Fiscal Quarter of Fiscal Year 1999                            4.00 to 1.0

Third Fiscal Quarter of Fiscal Year 1999                             3.50 to 1.0

Fourth Fiscal Quarter of Fiscal Year 1999                            3.10 to 1.0


First Fiscal Quarter of Fiscal Year 2000                             3.00 to 1.0

Second Fiscal Quarter of Fiscal Year 2000                            2.80 to 1.0

Third Fiscal Quarter of Fiscal Year 2000                             2.70 to 1.0

Fourth Fiscal Quarter of Fiscal Year 2000                            2.60 to 1.0

First Fiscal Quarter of Fiscal Year 2001 and each Fiscal             2.50 to 1.0
Quarter thereafter

 provided, however, that in the event a Permitted Acquisition shall have been
 --------  -------
consummated during any above-referenced two, three or four fiscal quarter periods, the Leverage Ratio shall be calculated including, on an historical, pro
                                                                             ---
forma consolidated basis giving effect to the subject Permitted Acquisition for
-----
such fiscal quarter period.

          SECTION 2.  Consents.  The Lenders party hereto, constituting the
                      --------
Requisite Lenders, hereby (i) agree that, in determining whether the Company is in compliance with clause (c) of the definition of Permitted Acquisition in connection with the GTI Acquisition, the average Revolving Credit Availability for the 60 days prior to the consummation of the GTI Acquisition will be determined as if the Revolving Credit Commitments were $185,000,000 for the entire period in question, and (ii) waive compliance with (x) any requirement in the definition of Permitted Acquisition that the GTI Merger Subsidiary be the surviving corporation in its merger with the Target in order for the GTI Acquisition to constitute a Permitted Acquisition and (y) clause (e) of the definition of Permitted Acquisition in respect of the GTI Acquisition (it being understood and agreed that, with respect to the GTI Acquisition, the Borrowers shall otherwise comply with all other requirements for a Permitted Acquisition on or prior to the consummation of the GTI Acquisition).

          SECTION 3.  Conditions Precedent to the Effectiveness of this
                      -------------------------------------------------
Amendment.
---------

          (a) This Amendment shall become effective as of the date hereof on the date (the "Amendment Effective Date") when the following conditions precedent have been satisfied:

               (i)   Certain Documents.  The Administrative Agent shall have
                     -----------------
     received on or before the Amendment Effective Date all of the following, all of which shall be in form and substance satisfactory to the Administrative Agent, in sufficient originally executed copies for each of the Lenders:

                    (A) this Amendment executed by the Borrowers and Lenders constituting the Requisite Lenders;

                    (B) an Acknowledgment substantially in the form of Exhibit A attached hereto executed by each Subsidiary Guarantor;

                    (C) an execution copy of the merger agreement for the GTI Acquisition (the "GTI Merger Agreement");

                    (D) such additional documentation as the Agents or the Requisite Lenders may reasonably require.

               (ii)   Representations and Warranties.  Each of the
                      ------------------------------
     representations and warranties made by the Borrowers or the Subsidiary Guarantors in or pursuant to the Credit Agreement, as amended by this Amendment, and the other Loan Documents to which the Borrowers or any of the Guarantors is a party or by which the Borrowers or any of the Subsidiary Guarantors is bound, shall be true and correct in all material respects on and as of the Amendment Effective Date (other than representations and warranties in any such Loan Document which expressly speak as of a different date).

               (iii)  Corporate and Other Proceedings.  All corporate and other
                      -------------------------------
     proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in all respects in form and substance to the Administrative Agent and the Revolving Credit Lenders.

               (iv)  No Events of Default.  No Event of Default or Default shall
                     --------------------
     have occurred and be continuing on the Amendment Effective Date.

               (v)  Fees Paid.  On the Amendment Effective Date the Borrowers
                    ---------
     shall have paid (i) to each Lender that has executed this Amendment prior to 5 p.m. (New York time) on October 26, 1998, an amendment fee equal to fifteen basis points (0.15%) of such Lender's outstanding Term Loans and Revolving Credit Commitments; provided, however, in the event the Requisite
                                   --------  -------
     Lenders have not executed this Amendment by 5 p.m. (New York time) on October 26, 1998, then the Borrowers shall have paid each additional Lender that has executed this Amendment after 5 p.m. (New York time) on October 26, 1998 but prior to 5 p.m. (New York time) on October 28, 1998 an amendment fee equal to ten basis points (0.10%) of such Lender's outstanding Term Loans and Revolving Credit Commitments, and (ii) to the Administrative Agent the fees set forth in that certain fee letter of even date herewith.

          (b) Notwithstanding anything herein to the contrary, this Amendment shall cease to be effective (and the Revolving Loans shall not be permitted to be used for the purpose of funding the purchase of Shares in the Tender Offer) if any of the following conditions shall not have been satisfied on or prior to the date of the consummation of the purchase of Shares in the Tender Offer:

               (i) the Revolving Credit Availability on the date of such purchase (after giving effect to the purchase of Shares accepted for payment in the Tender Offer and the payment of transaction costs related thereto paid on or prior to such date), shall not be less than $25,000,000 plus an amount equal to the sum of (A) $8.25 multiplied by the number of
     ----
     issued and outstanding Shares that were not purchased in the Tender Offer and (B) transaction costs related to the GTI Acquisition that were not paid on or prior to the funding of the Tender Offer (such sum being the "GTI Merger Amount");

               (ii) (A) the consideration paid to the shareholders of the Target (after giving effect to the purchase of the Shares in the Tender Offer) shall not exceed an amount equal to the lesser of (I) $69,500,000 and (II) $8.25 multiplied by the number of issued and outstanding Shares that were accepted for payment and purchased in the Tender Offer and (B) the transaction costs incurred in connection with the GTI Acquisition shall not exceed $2,000,000;

               (iii) the Target will have at least $15,000,000 of cash and marketable securities on its balance sheet as of the date of such purchase;

               (iv) the number of Shares accepted for payment in the Tender Offer by the Company shall be equal to no less than the minimum number of shares, determined on a fully diluted basis, necessary to approve the consummation of the GTI Merger in accordance with the provisions of any applicable corporate statute, anti-takeover statute or provision in the Target's certificate of incorporation, by-laws, etc.;

               (v) the Board of Directors of the Target shall have published its recommendation that the shareholders of the Target tender their Shares pursuant to the Tender Offer, and such recommendation shall not have been withdrawn or adversely modified;

               (vi) all documentation and other requirements set forth in the definition of "Permitted Acquisition" (to the extent not waived in this Amendment) shall have been satisfied with respect to the purchase of the Shares in the Tender Offer; and

               (vii) no Event of Default or Default shall have occurred and be continuing on the date of the purchase of the Shares in the Tender Offer or would result from the consummation of such purchase.

               (c) The Company agrees that the following conditions shall have been met on or prior to the date of the consummation of the GTI Merger and that the failure to meet any of the following conditions shall constitute an Event of
Default:

               (i) (A) the consideration paid to the shareholders of the Target (after giving effect to the purchase of the Shares in the Tender Offer and the GTI Merger) shall not exceed $69,500,000 and (B) the transaction costs incurred in connection with the GTI Acquisition shall not exceed $2,000,000;

               (ii) at least $15,000,000 of Target's cash will be used to pay a portion of the purchase price for the GTI Acquisition (or to repay Revolving Loans used to purchase Shares in the Tender Offer);

               (iii) all documentation and other requirements set forth in the definition of "Permitted Acquisition" (to the extent not waived in this Amendment) shall have been satisfied with respect to the GTI Merger;

               (iv) all conditions precedent to the GTI Merger contained in the merger agreement for the GTI Acquisition shall have been satisfied (or waived with the consent of the Requisite Lenders);

               (v) the GTI Merger shall have been consummated no later than February 15, 1999; and

               (vi) no Event of Default or Default shall have occurred and be continuing on the date of the consummation of the GTI Merger or would result from the consummation of the GTI Merger.

          SECTION 4.  Covenants.  The Company agrees that it will not amend,
                      ---------
supplement or otherwise modify the GTI Merger Agreement, except for amendments, waivers or modifications of such terms that do not change the substance of such agreement in any material respect and do not, in the aggregate, materially and adversely affect the interests of the Agents and the Lenders in the Loans, the Loan Documents or the Collateral. The Borrowers agree that during the period beginning on the date of the funding of the Tender Offer and through the consummation of the GTI Merger, there shall be in effect an Availability Reserve in an amount equal to the GTI Merger Amount (which reserve shall be abated to the extent of any transaction costs related to the GTI Acquisition paid during such period, the aggregate amount of which shall not exceed $2,000,000).

          SECTION 5.  Representations and Warranties.  Each Borrower hereby
                      ------------------------------
represents and warrants to the Lenders that (a) as of the date hereof no Event of Default or Default under the Credit Agreement shall have occurred and be continuing and (b) all of the representations and warranties of such Borrower contained in Section 6.01 of the Credit Agreement and in any other Loan Document continue to be true and correct as of the date of execution hereof in all material respects, as though made on and as of such date (other than representations and warranties in any such Loan Document which expressly speak as of a different date). In addition, the Company hereby represents, warrants and covenants to the Lenders that, after giving effect to this Amendment, consummation of the GTI Acquisition will constitute a Permitted Acquisition.

          SECTION 6.  Reference to and Effect on the Loan Documents.
                      ---------------------------------------------

          (a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

          (b) Except as specifically amended above, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, any Issuing Bank or the Administrative Agent under the Credit Agreement or any of the Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents.

          SECTION 7.  Fees, Costs and Expenses.
                      ------------------------

          (a) The Borrowers agree to pay on demand in accordance with the terms of Section 13.02 of the Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

          (b) On the Amendment Effective Date the Borrowers agree to pay the fees set forth in Section 3(a)(v) of this Amendment.

          SECTION 8.  Execution in Counterparts.  This Amendment may be executed
                      -------------------------
and delivered in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same original agreement.

          SECTION 9.  Affirmation of Borrower Guaranties.  Each of the Borrowers
                      ----------------------------------
hereby consents to the terms of this Amendment in its capacity as a guarantor under the Borrower Guaranty to which it is a party and agrees that the terms of this Amendment shall not affect in any way its obligations and liabilities under its Borrower Guaranty or any other Loan Document to which it is a party, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.

          SECTION 10.  Governing Law.  This Amendment shall be interpreted, and
                       -------------
the rights and liabilities of the parties determined, in accordance with the internal law of the State of New York.

IN WITNESS WHEREOF, this Amendment has been duly executed on the date set forth above.

                               INTERNATIONAL TECHNOLOGY
                               CORPORATION

                               By____________________________
                                 Name:
                                 Title:

                               IT CORPORATION


                               By____________________________
                                 Name:
                                 Title:

                               OHM CORPORATION


                               By____________________________
                                 Name:
                                 Title:

                               OHM REMEDIATION SERVICES CORP.


                               By____________________________
                                 Name:
                                 Title:

                               BENECO ENTERPRISES, INC.


                               By____________________________
                                 Name:
                                 Title:

                               CITICORP USA, INC.,


                               By____________________________
                                 Name:
                                 Title:


                               BANKBOSTON, N.A.


                               By:____________________________
                                  Name:
                                  Title:


                               ROYAL BANK OF CANADA


                               By:____________________________
                                  Name:
                                  Title:


                               CREDIT LYONNAIS NEW YORK BRANCH


                               By:____________________________
                                  Name:
                                  Title:


                               BHF BANK AKTIENGESELLSCHAFT



                               By:____________________________
                                     Name:
                                     Title:

                               UNION BANK OF CALIFORNIA



                               By:____________________________
                                  Name:
                                  Title:


                               SOCIETE GENERALE



                               By:____________________________
                                  Name:
                                  Title:


                               SANWA BUSINESS CREDIT CORPORATION



                               By:____________________________
                                  Name:
                                  Title:


                               COMERICA BANK



                               By:____________________________
                                  Name:
                                  Title:


                               FLEET BANK, N.A.



                               By:____________________________
                                  Name:
                                  Title:

                               THE INDUSTRIAL BANK OF JAPAN,
                               LIMITED


                               By:____________________________
                                  Name:
                                  Title:


                               KEYBANK NATIONAL ASSOCIATION



                               By:____________________________
                                  Name:
                                  Title:



                               THE MITSUBISHI TRUST AND BANKING
                               CORPORATION


                               By:____________________________
                                  Name:
                                  Title:


                               THE BANK OF NOVA SCOTIA



                               By:____________________________
                                  Name:
                                  Title:

                               BANCO ESPIRITO SANTO E COMERCIAL DE
                               LISBOA, NASSAU BRANCH


                               By:____________________________
                                  Name:
                                  Title:


                               PNC BANK, NATIONAL ASSOCIATION



                               By:____________________________
                                  Name:
                                  Title:


                               BANK POLSKA KASA OPIEKI S.A., PEKAO
                               S.A. GROUP, NEW YORK BRANCH


                               By:____________________________
                                  Name:
                                  Title:

                                                                       EXHIBIT A

                                ACKNOWLEDGMENT
                                --------------

          Reference is hereby made to the Subsidiary Guaranties (as defined in the Credit Agreement) to which each of the undersigned is a party. Each of the undersigned hereby consents to the terms of the foregoing Second Amendment to Credit Agreement and agrees that the terms thereof shall not affect in any way its obligations and liabilities under the undersigned's Subsidiary Guaranty or any other Loan Document, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.

                                    GRADIENT CORPORATION


                                    By____________________________
                                      Title:

                                    IT-TULSA HOLDINGS, INC.


                                    By____________________________
                                      Title:

                                    IT E&C OPERATIONS, INC.


                                    By____________________________
                                      Title:

                                    PACIFIC ENVIRONMENTAL GROUP, INC.


                                    By____________________________
                                      Title:

                                    UNIVERSAL PROFESSIONAL INSURANCE
                                    COMPANY

                                    By____________________________
                                      Title: